INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10, 2000
(Contract) between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware
corporation (Mitchell Hutchins), and ARIEL
CAPITAL MANAGEMENT, INC., an Illinois
corporation (Sub-Adviser).
	RECITALS
	(1)	Mitchell Hutchins has entered into an
Interim Investment Management and Administration
Agreement, dated October 10, 2000 (Management
Agreement), with PaineWebber Securities Trust
(Trust), an open end management investment
company registered under the Investment Company
Act of 1940, as amended (1940 Act), with respect to
the series of the Trust designated as PaineWebber
Small Cap Fund (Series)
	(2)	Mitchell Hutchins wishes to retain the
Sub Adviser to furnish certain investment advisory
services to Mitchell Hutchins and the Series and
	(3)	The Sub-Adviser is willing to furnish
such services
	NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained,
Mitchell Hutchins and the Sub-Adviser agree as
follows:
	1.	Appointment.  Mitchell Hutchins
hereby appoints the Sub Adviser as an investment
sub-adviser with respect to the Series for the period
and on the terms set forth in this Contract.  The Sub
Adviser accepts that appointment and agrees to
render the services herein set forth, for the
compensation herein provided.
	2.	Duties as Sub Adviser.
	(a)	Subject to the supervision and
direction of the Trusts Board of Trustees (Board) and
review by Mitchell Hutchins, and any written
guidelines adopted by the Board or Mitchell
Hutchins, the Sub-Adviser will provide a continuous
investment program for all or a designated portion of
the assets (Segment) of the Series, including
investment research and discretionary management
with respect to all securities and investments and cash
equivalents in the Series or Segment.  The Sub-
Adviser will determine from time to time what
investments will be purchased, retained or sold by the
Series or Segment.  The Sub-Adviser will be
responsible for placing purchase and sell orders for
investments and for other related transactions for the
Series or Segment.  The Sub-Adviser will be
responsible for voting proxies of issuers of
securities held by the Series or Segment.  The Sub-
Adviser understands that the Series assets need to
be managed so as to permit it to qualify or to
continue to qualify as a regulated investment
company under Subchapter M of the Internal
Revenue Code, as amended (Code).  The Sub-
Adviser will provide services under this Contract in
accordance with the Series investment objective,
policies and restrictions as stated in the Trusts
currently effective registration statement under the
1940 Act, and any amendments or supplements
thereto (Registration Statement).
	(b)	The Sub Adviser agrees that, in
placing orders with brokers, it will obtain the best net
result in terms of price and execution provided that,
on behalf of the Series, the Sub-Adviser may, in its
discretion, use brokers that provide the Sub-Adviser
with research, analysis, advice and similar services to
execute portfolio transactions on behalf of the Series
or Segment, and the Sub-Adviser may pay to those
brokers in return for brokerage and research services
a higher commission than may be charged by other
brokers, subject to the Sub-Advisers determining in
good faith that such commission is reasonable in
terms either of the particular transaction or of the
overall responsibility of the Sub-Adviser to the Series
and its other clients and that the total commissions
paid by the Series or Segment will be reasonable in
relation to the benefits to the Series over the long
term.  In no instance will portfolio securities be
purchased from or sold to Mitchell Hutchins or the
Sub-Adviser, or any affiliated person thereof, except
in accordance with the federal securities laws and the
rules and regulations thereunder.  The Sub-Adviser
may aggregate sales and purchase orders with respect
to the assets of the Series or Segment with similar
orders being made simultaneously for other accounts
advised by the Sub-Adviser or its affiliates.
Whenever the Sub-Adviser simultaneously places
orders to purchase or sell the same security on behalf
of the Series and one or more other accounts advised
by the Sub-Adviser, the orders will be allocated as to
price and amount among all such accounts in a
manner believed to be equitable over time to each
account.  Mitchell Hutchins recognizes that in some
cases this procedure may adversely affect the results
obtained for the Series or Segment.
	(c)	The Sub-Adviser will maintain all
books and records required to be maintained pursuant
to the 1940 Act and the rules and regulations
promulgated thereunder with respect to transactions
by the Sub-Adviser on behalf of the Series or
Segment, and will furnish the Board and Mitchell
Hutchins with such periodic and special reports as the
Board or Mitchell Hutchins reasonably may request.
In compliance with the requirements of Rule 31a-3
under the 1940 Act, the Sub-Adviser hereby agrees
that all records that it maintains for the Series are the
property of the Trust, agrees to preserve for the
periods prescribed by Rule 31a-2 under the 1940 Act
any records that it maintains for the Trust and that are
required to be maintained by Rule 31a-1 under the
1940 Act, and further agrees to surrender promptly to
the Trust any records that it maintains for the Series
upon request by the Trust.
	(d)	At such times as shall be reasonably
requested by the Board or Mitchell Hutchins, the
Sub-Adviser will provide the Board and Mitchell
Hutchins with economic and investment analyses and
reports as well as quarterly reports setting forth the
performance of the Series or Segment and make
available to the Board and Mitchell Hutchins any
economic, statistical and investment services that the
Sub-Adviser normally makes available to its
institutional or other customers.
	(e)	In accordance with procedures
adopted by the Board, as amended from time to time,
the Sub-Adviser is responsible for assisting in the fair
valuation of all portfolio securities in the Series or
Segment and will use its reasonable efforts to arrange
for the provision of a price from one or more parties
independent of the Sub-Adviser for each portfolio
security for which the custodian does not obtain
prices in the ordinary course of business from an
automated pricing service.
	3.	Further Duties.  In all matters relating
to the performance of this Contract, the Sub-Adviser
will act in conformity with the Trusts Declaration of
Trust, By-Laws and Registration Statement and with
the written instructions and written directions of the
Board and Mitchell Hutchins; and will comply with
the requirements of the 1940 Act and the Investment
Advisers Act of 1940, as amended (Advisers Act) and
the rules under each, Subchapter M of the Internal
Revenue Code (Code), as applicable to regulated
investment companies; and all other federal and state
laws and regulations applicable to the Trust and the
Series.  Mitchell Hutchins agrees to provide to the
Sub-Adviser copies of the Trusts Declaration of
Trust, By-Laws, Registration Statement, written
instructions and directions of the Board and Mitchell
Hutchins, and any amendments or supplements to any
of these materials as soon as practicable after such
materials become available; and further agrees to
identify to the Sub-Adviser in writing any broker
dealers that are affiliated with Mitchell Hutchins
(other than PaineWebber Incorporated and Mitchell
Hutchins itself).
	4.	Expenses.  During the term of this
Contract, the Sub-Adviser will bear all expenses
incurred by it in connection with its services under
this Contract.  The Sub-Adviser shall not be
responsible for any expenses incurred by the Trust,
the Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the
expenses assumed by the Sub-Adviser pursuant to
this Contract, Mitchell Hutchins, not the Series, will
pay to the Sub-Adviser a sub-advisory fee,
computed daily and paid monthly, at an annual rate
of 0.30% of the average daily net assets of the
Series or Segment (computed in the manner
specified in the Management Agreement) and will
provide the Sub-Adviser with a schedule showing
the manner in which the fee was computed.  If the
Sub-Adviser is managing a Segment, its fees will be
based on the value of assets of the Series within the
Sub-Advisers Segment.
(b)	The fee shall be accrued daily and
payable monthly to the Sub-Adviser on or before the
last business day of the next succeeding calendar
month.
	(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for
the period from the effective date to the end of the
month or from the beginning of such month to the
date of termination, as the case may be, shall be pro-
rated according to the proportion that such period
bears to the full month in which such effectiveness or
termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not be liable
for any error of judgment or mistake of law or for any
loss suffered by the Series, the Trust, its shareholders
or by Mitchell Hutchins in connection with the
matters to which this Contract relates, except a loss
resulting from willful misfeasance, bad faith or gross
negligence on its part in the performance of its duties
or from reckless disregard by it of its obligations and
duties under this Contract.
	(b)	In no event will the Sub-Adviser have
any responsibilities for any other series of the Trust,
for any portion of the Series investments not managed
by the Sub-Adviser or for the acts or omissions of any
other sub-adviser to the Trust or Series.
		In particular, in the event the Sub-
Adviser shall manage only a portion of the Series
investments, the Sub-Adviser shall have no
responsibility for the Series being in violation of any
applicable law or regulation or investment policy or
restriction applicable to the Series as a whole or for
the Series failing to qualify as a regulated investment
company under the Code, if the securities and other
holdings of the Segment managed by the Sub-
Adviser are such that such Segment would not be in
such violation or fail to so qualify if such segment
were deemed a separate series of the Trust or a
separate regulated investment company under the
Code.
		Nothing in this section shall be
deemed a limitation or waiver of any obligation or
duty that may not by law be limited or waived.
	7.	Representations of Sub-Adviser.  The
Sub-Adviser represents, warrants and agrees as
follows:
	(a)	The Sub-Adviser (i) is registered as an
investment adviser under the Advisers Act and will
continue to be so registered for so long as this
Contract remains in effect (ii) is not prohibited by the
1940 Act or the Advisers Act from performing the
services contemplated by this Contract (iii) has met
and will seek to continue to meet for so long as this
Contract remains in effect, any other applicable
federal or state requirements, or the applicable
requirements of any regulatory or industry self-
regulatory agency necessary to be met in order to
perform the services contemplated by this Contract
(iv) has the authority to enter into and perform the
services contemplated by this Contract; and (v) will
promptly notify Mitchell Hutchins of the occurrence
of any event that would disqualify the Sub-Adviser
from serving as an investment adviser of an
investment company pursuant to Section 9(a) of the
1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a
written code of ethics and appropriate procedures
complying with the requirements of Rule 17j-1 under
the 1940 Act and will provide Mitchell Hutchins and
the Board with a copy of such code of ethics, together
with evidence of its adoption.  Within fifteen days of
the end of the last calendar quarter of each year that
this Contract is in effect, the president or a vice
president of the Sub-Adviser shall certify to Mitchell
Hutchins that the Sub-Adviser has complied with the
requirements of Rule 17j-1 during the previous year
and that there has been no material violation of the
Sub-Advisers code of ethics or, if such a violation has
occurred, that appropriate action was taken in
response to such violation.  Upon the written request
of Mitchell Hutchins, the Sub-Adviser shall permit
Mitchell Hutchins, its employees or its agents to
examine the reports required to be made by the Sub-
Adviser pursuant to Rule 17j-1 and all other records
relevant to the Sub-Advisers code of ethics.
	(c)	The Sub-Adviser has provided
Mitchell Hutchins with a copy of its Form ADV, as
most recently filed with the Securities and Exchange
Commission (SEC) and promptly will furnish a copy
of all amendments to Mitchell Hutchins at least
annually.
	(d)	The Sub-Adviser will notify Mitchell
Hutchins of any change of control of the Sub-
Adviser, including any change of its general partners
or 25% shareholders or 25% limited partners, as
applicable, and any changes in the key personnel who
are either the portfolio manager(s) of the Series or
senior management of the Sub-Adviser, in each case
prior to, or promptly after, such change.
	(e)	The Sub-Adviser agrees that neither
it, nor any of its affiliates, will in any way refer
directly or indirectly to its relationship with the
Series, the Trust, Mitchell Hutchins or any of their
respective affiliates in offering, marketing or other
promotional materials without the prior express
written consent of Mitchell Hutchins.
8.  	Services Not Exclusive.  The services
furnished by the Sub-Adviser hereunder are not to be
deemed exclusive and the Sub-Adviser shall be free
to furnish similar services to others so long as its
services under this Contract are not impaired thereby
or unless otherwise agreed to by the parties hereunder
in writing.  Nothing in this Contract shall limit or
restrict the right of any trustee, director, officer or
employee of the Sub-Adviser, who may also be a
Trustee, officer or employee of the Trust, to engage in
any other business or to devote his or her time and
attention in part to the management or other aspects
of any other business, whether of a similar nature or a
dissimilar nature.
	9.	Duration and Termination.
(a)	This Contract shall become effective
upon the day and year first written above, provided
that this Contract has been approved for the Series
by a vote of a majority of those Trustees of the
Trust who are not parties to this Contract or
interested persons of any such party (Independent
Trustees) cast at a meeting called for the purpose of
voting on such approval and in which the Trustees
may participate by any means of communication
that allows all Trustees participating to hear each
other simultaneously during the meeting.
(b)	Unless sooner terminated as
provided herein, this Contract shall continue in
effect for a period of 150 days after the day and
year first above written.
	(c)	Notwithstanding the foregoing, with
respect to the Series, this Contract may be
terminated at any time, without the payment of any
penalty, by vote of the Board or by a vote of a
majority of the outstanding voting securities of the
Series on ten days written notice to the Sub-Adviser
and may be terminated by the Sub-Adviser at any
time, without the payment of any penalty, on sixty
days written notice to Mitchell Hutchins.  The
Contract may also be terminated, without payment
of penalty, by Mitchell Hutchins (i) upon material
breach by the Sub-Adviser of any of the
representations and warranties set forth in
Paragraph 7 of this Contract, if such breach shall
not have been cured within a 20 day period after
notice of such breach or (ii) if, in the reasonable
judgment of Mitchell Hutchins, the Sub-Adviser
becomes unable to discharge its duties and
obligations under this Contract, including
circumstances such as financial insolvency of the
Sub-Adviser or other circumstances that could
adversely affect the Series.
	10.	Amendment of this Contract.  No
provision of this Contract may be changed, waived,
discharged or terminated orally, but only by an
instrument in writing signed by the party against
whom enforcement of the change, waiver, discharge
or termination is sought.  No amendment of this
Contract as to the Series shall be effective until
approved by vote of the Independent Trustees or a
majority of the Series outstanding voting securities.
	11.	Governing Law.  This Contract shall
be construed in accordance with the 1940 Act and the
laws of the State of New York, without giving effect
to the conflicts of laws principles thereof. To the
extent that the applicable laws of the State of New
York conflict with the applicable provisions of the
1940 Act, the latter shall control.
	12.	Miscellaneous.  The captions in this
Contract are included for convenience of reference
only and in no way define or delimit any of the
provisions hereof or otherwise affect their
construction or effect.  If any provision of this
Contract shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of
this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to the
benefit of the parties hereto and their respective
successors.  As used in this Contract, the terms
majority of the outstanding voting securities,
affiliated person, interested person, assignment,
broker, investment adviser, net assets, sale, sell and
security shall have the same meaning as such terms
have in the 1940 Act, subject to such exemption as
may be granted by the SEC by any rule, regulation or
order.  Where the effect of a requirement of the
federal securities laws reflected in any provision of
this Contract is made less restrictive by a rule,
regulation or order of the SEC, whether of special or
general application, such provision shall be deemed
to incorporate the effect of such rule, regulation or
order.  This Contract may be signed in counterpart.
	13.	Notices.  Any notice herein required is
to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. ODonnell, Deputy General
Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Mellody Hobson, President.
	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller
	Name:  Keith A. Weller
	Title:  First Vice President
By:	/s/ Dianne E. ODonnell
	Name:  Dianne E. ODonnell
	Title:  Deputy General Counsel





Attest:

ARIEL CAPITAL MANAGEMENT, INC.
307 North Michigan Avenue, Suite 500
Chicago, Illinois  60601
By:	/s/ Lyne E. Wyatt
	Name:  Lyne E. Wyatt
	Title:
By:	/s/ Mellody Hobson
	Name:  Mellody Hobson
	Title:  President





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DC - 407644.2